Exhibit 99.1

Viavi Increases Common Stock Repurchase Program from $100 Million to $150 Million, Reaffirms Business Outlook and Announces Analyst Day Webcast

Milpitas, Calif., September 15, 2016 – (NASDAQ: VIAV) Viavi Solutions Inc. (“Viavi”), announced today that its Board of Directors has authorized the Company to increase its stock repurchase program from up to $100 million to up to $150 million of the Company’s common stock through open market or private transactions before December 31, 2017. The $50 million increase in authorized repurchases is in addition to the $100 million repurchase program announced by the Company in February 2016, under which approximately $25 million has been repurchased as of September 14, 2016. The Board also extended the period during which repurchases can be made under the original repurchase program to December 31, 2017. Viavi held $979.8 million in total cash and investments, which also includes marketable equity investments, $329.8 million in cash net of face value of debt as of July 2, 2016. The timing of repurchases and the number of shares repurchased will depend upon business and financial market conditions.

Business Outlook

For the fiscal first quarter of 2017 ending October 1, 2016, the Company is reaffirming guidance of non-GAAP net revenue of $201 to $217 million and non-GAAP earnings per share of $0.06 to $0.08.

Analyst Day/Webcast

The Company is hosting its Analyst Day event today at 9:00am PT (12:00pm ET) in Milpitas, California. The live webcast is available on the Company’s website at www.viavisolutions.com/investors and will also be archived for replay on the website. This press release is being furnished in a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About Viavi Solutions

Viavi (NASDAQ: VIAV) software and hardware platforms and instruments deliver end-to-end visibility across physical, virtual and hybrid networks. Precise intelligence and actionable insight from across the network ecosystem optimizes the service experience for increased customer loyalty, greater profitability and quicker transitions to next-generation technologies. Viavi is also a leader in anti-counterfeiting solutions for currency authentication and high-value optical components and instruments for diverse government and commercial applications. Learn more at www.viavisolutions.com and follow us on Viavi Perspectives, LinkedIn, Twitter, YouTube and Facebook

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to statements related to expectations for future cash flow generation, continued investment strategies and stock repurchase transactions, including any intention to repurchase shares of our common stock from time to time under the stock repurchase program, as well as the timing, nature and financial impact of any such transactions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, among other things: (a) the economic performance of markets in which we participate and financial markets as a whole; (b) the impact of global economic trends and industry-specific conditions on demand for our products (c) the market price of our common stock; (d) difficulty in predicting our future cash needs; (e) the Company’s discretion to purchase less than or none of the shares of common stock as approved by the Board of Directors; (f) the nature of other investment opportunities and other potential uses of cash available to us from time to time; (g) our current and future operating performance and free cash flows; and (h) other factors discussed from time to time in reports filed by the Company with the Securities and

JDSU News Release

Exchange Commission. For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 filed with the Securities and Exchange Commission.

The forward-looking statements contained in this press release are made as of the date hereof, and the Company assumes no obligation to update such statements.

Investors Contact:	Bill Ong, 408-404-4512; bill.ong@viavisolutions.com
Press Contact:	Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com

Source: Viavi